SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                   May 7, 1999
                                (Date of report)


                            VIANET TECHNOLOGIES, INC.


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
NEVADA                                      033-55254-19                                        87-0434285
(State of Incorporation)                    (Commission File Number)                            (IRS Employer ID)
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                                83 Mercer Street
                            New York, New York 10012
                    (Address of principal executive offices)

                                 (212) 219-7680
              (Registrant's Telephone Number, Including Area Code)


                                885 Third Avenue
                            New York, New York 10022
           Former Name or Former Address, If Changed Since Last Report

ITEM 4.

Change in Registrant's Certifying Accountant

     On May 7, 1999, Vianet Technologies, Inc. (the "Company") with the approval of the Company's Board of Directors appointed the firm of KPMG Peat Marwick LLP ("KPMG") as the new auditors for the Company effective immediately and discharged the Company's current auditors, Smith and Company.

     The replacement of Smith & Company was not as a result of any disagreement with the Registrant but simply as a result of the recent change of control of the Registrant. None of the principal accountant's report on the financial statements of the Registrant has contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the preceding two years and any subsequent interim period preceding their dismissal, the Registrant had no disagreements with the principal accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the principal accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report.


ITEM 7.

Exhibits:

     Letter from Smith and Company dated May 10, 1999 regarding the change in certified accountants.




                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

Vianet Technologies, Inc.
(Registrant)

/s/ Peter Leighton
By: Peter Leighton
President & CEO

                                 SMITH & COMPANY
                          A PROFESSIONAL CORPORATION OF
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
CERTIFIED PUBLIC ACCOUNTANTS
MEMBERS OF:                                                                         10 WEST 100 SOUTH, SUITE 700
AMERICAN INSTITUTE OF                                                               SALT LAKE CITY, UTAH 84101
CERTIFIED PUBLIC ACCOUNTANTS                                                        TELEPHONE: (801) 575-8297
UTAH ASSOCIATION OF                                                                 FACSIMILE: (801) 575-8306
CERTIFIED PUBLIC ACCOUNTANTS                                                        E-MAIL: smith&co@smithandcocpa.com
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May 10, 1999

SECPS Letter File
U.S. Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, Northwest
Washington, DC 20549

RE: Vianet Technologies, Inc. - SEC File No. 33-55254-19


Ladies and Gentlemen:

     We have read Item 4 of the 8-K dated May 7, 1999 for Vianet Technologies, Inc. and agree with the statements contained therein.


Very truly yours,


Smith & Company


By:/s/ William R. Denney
       William R. Denney